United States
Securities and Exchange Commission
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 31, 2022
Jones Lang LaSalle Incorporated
(Exact name of registrant as specified in its charter)

Maryland	001-13145	36-4150422
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

200 East Randolph Drive,	Chicago,	IL	60601
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code:			(312)	782-5800
Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01	JLL	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry into a Material Definitive Agreement.
On August 31, 2022, Jones Lang LaSalle Incorporated (the “Company”), Jones Lang LaSalle Finance B.V. and certain of the Company’s other subsidiaries, as guarantors, executed Amendment No. 4 (“Amendment No. 4”) to the Second Amended and Restated Multicurrency Credit Agreement dated as of June 21, 2016 (as amended, the “Credit Agreement”) with a syndicate of lenders. Bank of Montreal serves as Administrative Agent, and BMO Capital Markets Corp. and BofA Securities, Inc. served as Joint Lead Arrangers. In addition, HSBC Securities (USA) Inc., JPMorgan Chase Bank, N.A. and Wells Fargo Securities, LLC, served as Joint Book Runners.
Amendment No. 4 was entered into for purposes of increasing the borrowing capacity under the Credit Agreement from $2.75 billion to $3.35 billion.
The maturity, pricing and covenants remain the same as under the existing Credit Agreement prior to giving effect to Amendment No. 4.
All obligations under the Credit Agreement continue to be guaranteed by the Company and certain of its subsidiaries as guarantors.
Capitalized terms used and not otherwise defined in Item 1.01 of this Form 8-K have the meanings provided in the Credit Agreement.
The foregoing summary is qualified in its entirety by Amendment No. 4, which is filed as Exhibit 10.1 and incorporated in this Item 1.01 by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth in Item 1.01 above is incorporated herein by reference.
Item 8.01 Other Events
The Company will redeem on September 30, 2022 (the “Redemption Date”) all of its outstanding 4.4% Notes due November 2022 (the “Notes”) (CUSIP No. 48020QAA5) in accordance with the terms of the Notes and Indenture dated as of November 9, 2012, as supplemented, between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Indenture”). As of August 31, 2022, the aggregate outstanding principal amount of the Notes is $275,000,000.
The Redemption Price for the Notes shall be equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest on the Notes to be redeemed up to, but not including, the Redemption Date.
Capitalized terms used and not otherwise defined in Item 8.01 of this Form 8-K have the meanings provided in the Indenture.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
EXHIBIT INDEX

10.1	Amendment No. 4 to the Second Amended and Restated Multicurrency Credit Agreement, dated as of August 31, 2022, among Jones Lang LaSalle Finance B.V., the Guarantors party thereto, the
Lenders party thereto, and Bank of Montreal, as Administrative Agent.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 1, 2022
Jones Lang LaSalle Incorporated

By: /s/ Bryan J. Duncan
Name: Bryan J. Duncan
Title: Executive Vice President and Global Treasurer